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                                                                 Exhibit 23.2


                Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-80584 and Post-Effective Amendment No. 2 to Form S-8
No. 33-22875) pertaining to the Uno Restaurant Corporation 1987 Employee Stock Option Plan, (Form S-8 No. 33-80586) pertaining to the Uno Restaurant Corporation 1989 Non-Qualified Stock Option Plan for Non-Employee Directors, (Form S-8 No. 33-80664) pertaining to the Uno Restaurant Corporation 1993 Non-Qualified Stock Option Plan for Non-Employee Directors, (Form S-8
No. 333-23101) pertaining to the Uno Restaurant Corporation 1997 Employee Stock Option Plan, (Form S-8 No. 333-23103) pertaining to the Uno Restaurant Corporation Restricted Stock Program, and (Form S-8 No. 333-49627) pertaining to the Uno Restaurant Corporation 1997 Key Officer Stock Option Plan and the Uno Restaurant Corporation 1997 Non-Qualified Stock Option Plan for Non-Employee Directors of our report dated October 29, 1999, except for
Note 14, as to which the date is November 30, 1999, with respect to the consolidated financial statements of Uno Restaurant Corporation included in the Annual Report (Form 10-K) for the year ended October 3, 1999.


                                        /s/ Ernst & Young LLP


Boston, Massachusetts
December 16, 1999